                                                                    EXHIBIT 10.4

                          CONSULTING SERVICES AGREEMENT



         THIS CONSULTING SERVICES AGREEMENT ("Agreement") is entered into as of the 1st day of June, 2002, by and between WILLBROS GROUP, INC. ("Willbros"), a Republic of Panama corporation, and LARRY J. BUMP ("Consultant"), an individual who resides at Houston, Texas.

                              W I T N E S S E T H:

         WHEREAS, Willbros and its affiliates are engaged in the provision of construction, engineering and other specialty services to the petroleum and power industries at various locations throughout the world; and

         WHEREAS, Consultant has significant experience and expertise in the provision of construction, engineering and other specialty services to the petroleum and power industries throughout the world; and

         WHEREAS, Willbros and its affiliates wish to obtain certain advice and assistance from Consultant in connection with their business activities and Consultant is willing to provide such advice and assistance to Willbros and its affiliates on the terms specified herein;

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. SERVICES TO BE PERFORMED. The services to be provided by Consultant shall consist of advice and assistance in connection with the business activities conducted by Willbros and/or its affiliates ("Services"). All Services shall be rendered at the request and under the general direction of the Board of Directors of Willbros. Subject to Paragraph 11 below, Willbros will provide Consultant such information about the business activities of Willbros and its affiliates as Consultant may reasonably require in order to carry out the Services.

2. STANDARD OF PERFORMANCE. All Services will be performed by Consultant with a level of skill and care generally exercised by other professional consultants engaged in performing the same or similar services. In performing the Services, Consultant will comply fully with all applicable laws.

3. RELATIONSHIP. The relationship between Willbros and Consultant shall be that of independent contractors and Consultant shall not be or be deemed to be a partner, agent or employee of Willbros or any of its affiliates. Consultant shall not be eligible to participate in any employee pension, insurance, medical, retirement or other fringe benefit plan of Willbros or any of its affiliates on account of the provision of Services pursuant to this Agreement. It is recognized, however, that Consultant is, and expects to continue to be, a Class III member and Chairman of the Willbros Board of Directors as well as a member of various committees thereof. Nothing herein shall affect or preclude Consultant's eligibility to participate in benefits or other programs offered or available to other non-employee members of the Willbros Board of Directors.

4. TERM. This Agreement shall become effective on June 1, 2002 and shall continue until (a) December 31, 2004 or (b) the date Consultant ceases to serve as Chairman of the Board of Directors of Willbros, whichever last occurs.

5. AVAILABILITY. Upon reasonable advance notice, Consultant shall be available to perform Services for a cumulative period of up to ten (10) hours per month. Time spent by Consultant in respect of Willbros Board of Director meetings, Willbros Board of Director Committee meetings and preparation for such meetings shall be deemed to be time expended in the performance of Services for purposes of this Paragraph 5.

6. COMPENSATION. Willbros shall pay Consultant a fee of Ten Thousand U.S. Dollars (U.S.$10,000) per month while this Agreement remains in force. Such fee shall be payable monthly in arrears.

7. EXPENSES AND FACILITIES. Willbros shall reimburse Consultant for all reasonable business expenses paid or incurred by Consultant directly in connection with the performance of the Services, including all costs for Consultant and Consultant's spouse to annually attend the International Pipe Line and Offshore Contractors Association convention. In addition, while this Agreement remains in effect, Willbros shall cause its subsidiary, Willbros USA, Inc., to make available to Consultant without charge appropriate office space, office equipment, secretarial assistance, parking, communications equipment and storage space at the Willbros USA, Inc. offices in Houston, Texas.

8. TAXES. Consultant will pay, be fully responsible for and indemnify Willbros and its affiliates against all taxes attributable to the compensation payable to Consultant hereunder, including, without limitation, income, unemployment, social security and medicare taxes.

9. INSURANCE. While this Agreement remains in effect, Consultant will maintain in force or cause to be maintained in force with respect to any automobile operated by Consultant automobile liability insurance with limits of not less than One Hundred Thousand U.S. Dollars (U.S. $100,000) for any one person for bodily injury or death, Three Hundred Thousand U.S. Dollars (U.S. $300,000) for any one accident for bodily injury or death and Fifty Thousand U.S. Dollars (U.S. $50,000) for property damage. Consultant will provide Willbros evidence of such insurance upon its request. While performing consulting services under this Agreement, Consultant will be an insured person under such accidental death and dismemberment and crisis management insurance policies as Willbros maintains in force with respect to certain of its employees and consultants who are engaged in international business travel. However, Willbros reserves the right to modify or terminate such insurance policies at any time.

10. INDEMNIFICATION. Willbros will indemnify Consultant against any liability which arises as a result Consultant's provision of the Services, provided such liability is not attributable to Consultant's negligence, willful misconduct or failure to comply with the provisions of this Agreement.

11. CONFIDENTIALITY. Except with Willbros' prior written consent or as otherwise required by law, Consultant will hold in confidence, not disclose to any other person or entity or use for Consultant's own personal benefit or the benefit of any other person or entity all information regarding Willbros, its affiliates, their respective employees, and the business activities conducted by Willbros or its affiliates which Consultant obtains or becomes aware of during the course of providing the Services, unless such information has become publicly available other than as a result of a breach of this Agreement by Consultant. The requirements of this Paragraph 11 shall survive expiration or termination of this Agreement for a period of two (2) years.

12. NON-COMPETE. While this Agreement remains in force, Consultant will not compete with Willbros or its affiliates, or provide advice or assistance to any enterprise or entity which is engaged or intends to engage in competition with Willbros or its affiliates.

13. SOLICITATION OF EMPLOYEES. During the term of this Agreement, Consultant will not seek to employ or assist any other enterprise or entity with an effort to employ any employee of Willbros or its affiliates.

14. TERMINATION. Either party may terminate this Agreement for cause with immediate effect if the other of them fails to comply with its obligations under this Agreement and does not cure such failure within ten (10) days after notice of such failure has been provided.

15. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be effective upon delivery to the party at the party's address or facsimile number stated herein. Either party may change such party's address stated herein by giving notice of the change in accordance with this Paragraph 15.

        If to Willbros:                    Willbros Group, Inc.
                                           c/o Willbros USA, Inc.
                                           Suite 1000
                                           4400 Post Oak Parkway
                                           Houston, Texas
                                           Facsimile:    (713) 403-
                                           Attention:    President

        If to Consultant:                  Larry J. Bump
                                           21 North Wynden, #5
                                           Houston, Texas  77056
                                           Facsimile:  (713)  840-8481

16. ASSIGNMENT. All rights and obligations herein contained shall inure to the benefit of and be binding upon Willbros, Consultant, their successors and their permitted assigns. Consultant shall not assign any rights or obligations under this Agreement without the prior written consent of Willbros.

17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, United States of America, excluding any conflict of law or other provision referencing the laws of another jurisdiction.

18. ENTIRE AGREEMENT AND WAIVER. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any other understanding entered into by or on account of the parties with respect to the subject matter hereof to the extent inconsistent herewith. This Agreement may not be changed, modified or amended except in writing signed by the parties hereto. The failure of either party to exercise any rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CONSULTANT                            WILLBROS

                                      Willbros Group, Inc.

   /s/  Larry J. Bump                 By:        /s/  Michael F. Curran
---------------------------------         ------------------------------------
          Larry J. Bump                             Michael F. Curran
                                          President and Chief Executive Officer